UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2004

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31396	95-4652013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Hollis Street, Suite 150 Emeryville, California	94608-1071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On September 1, 2004, Michael C. Wood resigned as Chief Vision and Creative Officer of LeapFrog Enterprises, Inc. Due to this resignation, the Amended and Restated Employment Agreement, dated effective as of January 1, 2002, between Michael C. Wood and LeapFrog, was terminated on September 1, 2004.

Mr. Wood’s terminated employment agreement was due to expire in December 2005 and provided for an annual base salary of $265,000 and an annual bonus of up to an additional $135,000 through June 2004. Fifty percent of the annual bonus was guaranteed, and the remaining fifty percent was based on our performance. After June 2004, Mr. Wood’s compensation was subject to renegotiation. If his compensation was not renegotiated, under the terms of the agreement, Mr. Wood’s compensation was to be adjusted to an annual salary of $200,000 and he would have only been required to devote a majority of his time to us. There were no material early termination penalties incurred by LeapFrog in relation to the termination of our employment agreement with Mr. Wood. A copy of the employment agreement was filed as Exhibit 10.12 to the our Form S-1/A filed with the Securities and Exchange Commission on May 30, 2002, which is incorporated by reference.

As of September 1, 2004, there is no material relationship between Mr. Wood and LeapFrog.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On September 1, 2004, Michael C. Wood resigned as a director and as the Vice Chairman of the board of directors of LeapFrog Enterprises, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc.
(Registrant)

	By:	/s/ James P. Curley
Date: September 7, 2004		James P. Curley
Chief Financial Officer